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DELOITTE & TOUCHE LLP
                        1900 M Street NW               Telephone: (202) 955-4000
                        Washington, DC 20036-3564      Facsimile: (202) 955-4294



May 6, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of MHM Services, Inc. dated May 6, 1997.

Yours truly,

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


DELOITTE  TOUCHE
TOHMATSU
INTERNATIONAL